UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2006

MOVENTIS CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-29285	52-2058364
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation or organization)	Number)	Number)

Suite 304, 1959 - 152nd Street, White Rock, British Columbia, Canada V4A 9P3
(Address of principal executive offices)

(604) 288-2430
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 20, 2006 we entered into an Exit Agreement with Chad Lee and Netgain Management Solutions, Inc. Pursuant to this agreement, Lee agreed to resign as an officer and director of ours in exchange for mutual releases and other consideration. Further, Lee and Netgain (a corporation controlled by Lee) agreed to surrender to us 3,500,000 shares of our common stock in exchange for repayments of $27,660 in loans claimed to be held by Lee and Netgain. Lee’s resignation was effective on February 23, 2006, the effective date of the agreement, and on that same date, we delivered to Lee’s counsel a check for $13,830 and his counsel will deliver to us 2,350,000 shares for cancellation. Within 90 days of the effective date, we will deliver to Lee’s counsel another check for $13,830 and his counsel will deliver to us 1,150,000 shares for cancellation.

A copy of the Exit Agreement is attached hereto as Exhibit 10.1.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

On February 23, 2006 we accepted the resignations of Chad Lee as our officer and director, Harvey Cohen as our officer and director, and Marlene Schluter as an officer of ours. We believe the resignations of Lee, Cohen and Schluter were not tendered in connection with any disagreement with us.

On February 23, 2006 our sole remaining director, Marlene Schluter, increased the size of our board to four members and appointed Blake Ponuick, Walter Kloeble and Fraser Atkinson to the board.

On February 23, 2006 our sole remaining director, Marlene Schluter, elected Blake Ponuick to be our President and CEO, and Walter Kloeble to be our Secretary, Treasurer and Chief Financial Officer.

Blake Ponuick. (Age 40) Has been Chief Marketing Officer with UpLink Corporation, a wireless and GPS-based golf software and business solutions company since June 2005. Prior to UpLink, Mr. Ponuick was Vice President of Sales and Marketing with GPS Industries Inc. (OTCBB: GPSN), a Wi-Fi wireless and GPS-based technology company from September 2003 to May 2005. Prior to that Mr. Ponuick was president and CEO of Mergence Communications Inc., a wireless and voice-over-Internet software company, and President and CEO of GSN Global Services Network, an enhanced services telecommunication service provider.

Walter Kloeble. (Age 72) Mr. Kloeble has been Director of Finance with Techneos Systems, Inc., a mobile data software company since January 2003. Prior to that, Mr. Kloeble provided financial business management consulting services to a number of early stage technology and software companies, and was formerly Chief Financial Officer with

GSN Global Services Network, Inc. Mr. Kloeble has an MBA in Finance from Simon Fraser University, and is a Certified Management Accountant.

Fraser Atkinson. (Age 48) Mr. Atkinson has been Chief Financial Officer with Versatile Systems Inc. (TSX Venture: VV) a mobile data business solutions and software company since February 2003, and has served on its Board of Directors since 2004. Prior to Versatile Mobile, Mr. Atkinson was a Partner at KPMG, LLP for 14 years, where he consulted clients on various matters including initial public offerings, regulatory matters, and US GAAP, financings, tax shelters, VCC offerings and ESOP plans. Mr. Atkinson graduated from the University of British Columbia in 1980 with a Bachelor of Commerce degree, and received his Chartered Accountant designation in 1982, and is a member of the CICA.

We do not believe that there have been any related party transactions with Blake Ponuick, Walter Kloeble or Fraser Atkinson over the past two years or any proposed related party transactions with those persons.

ITEM 5.03. AMENDMENT TO BYLAWS

On February 23, 2006, our sole remaining director, Marlene Schluter, approved an amendment to our bylaws increasing the size of our board to four members.

A copy of the certificate of amendment to our bylaws is attached hereto as Exhibit 3.1.

ITEM 9.01. EXHIBITS

3.1	Certificate of Amendment to our Bylaws

10.1	February 20, 2006 Exit Agreement with Chad Lee and Netgain Management Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Moventis Capital, Inc.
(Registrant)

/s/ Blake Ponuick
Blake Ponuick
Chief Executive Officer
(Duly Authorized Officer)

Date: February 24, 2006

EXHIBITS

3.1	Certificate of Amendment to our Bylaws

10.1	February 20, 2006 Exit Agreement with Chad Lee and Netgain Management Solutions, Inc.